UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2020

CIRCOR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14962	04-3477276
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 CORPORATE DRIVE, SUITE 200
Burlington,	MA	01803-4238
(Address of principal executive offices and Zip Code)		(Zip Code)

(781) 270-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CIR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01    Other Events

On February 6, 2019 CIRCOR International, Inc. (“CIRCOR” or the “Company”) received a notice of intent to nominate two directors at CIRCOR’s 2020 Annual Meeting of Stockholders from GAMCO Investors, Inc. (“GAMCO”).

CIRCOR welcomes open communications with its stockholders. While the Company’s general policy is not to comment on interactions with specific stockholders, it is important to note that the Company has held numerous discussions with GAMCO.

CIRCOR has a diverse and experienced Board of Directors with a track record of delivering significant value to stockholders. The Board consists of eight directors, seven of whom are independent, four of whom have joined the Board within the past four years (including two since January 2019). The Board regularly evaluates its composition to ensure it reflects the appropriate skills and expertise to drive value for all CIRCOR stockholders.

Since January 2019, the board and management have made significant progress in the execution of its strategy to transform and simplify the Company, shift away from upstream oil & gas and other commodity businesses, and sharpen its focus on core mission-critical flow control platforms. CIRCOR has completed over $340 million of non-core asset sales and reduced debt by over $300 million, including:

•	Sold Reliability Services business for approximately $85 million in cash;

•	Completed the disposition of its loss-making engineered valve business;

•	Sold certain assets and liabilities relating to its Spence and Nicholson product lines for approximately $85 million in cash;

•	Announced its intent to sell its loss-making Distributed Valves business; and

•	Completed the sale of its Instrumentation & Sampling business for approximately $172 million in cash.

Since disclosing its 18-month plan in June 2019 to accelerate earnings, expand margins, generate strong free cash flow and deleverage the Company, CIRCOR has taken significant action to ensure the business is positioned for long-term success and value creation. This strategy has delivered substantial shareholder value - during 2019, the trading price of CIRCOR common stock more than doubled - and has positioned the Company for additional significant upside.

The Nominating and Corporate Governance Committee of the CIRCOR Board is responsible for evaluating director candidates qualified to become members of the Board, and will review the proposed candidates in due course.

The Board will present its formal recommendation regarding director nominees in the Company’s definitive proxy statement and other materials, to be filed with the Securities and Exchange Commission (the “SEC”) and mailed to all stockholders eligible to vote at the 2020 Annual Meeting. The 2020 Annual Meeting has not yet been scheduled and no shareholder action is required at this time.

Additional Information

CIRCOR, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the matters to be considered at the Company’s 2020 Annual Meeting of Stockholders. The Company intends to file a proxy statement and WHITE proxy card with the SEC in connection with any such solicitation of proxies from stockholders. STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of the Company’s directors and executive officers in Company stock and other securities is included in their SEC filings on Forms 3, 4, and 5, which can be found through the Company’s website (www.circor.com) in the section “Investors” or through the SEC’s website at www.sec.gov. Additional information about CIRCOR’s directors and executive officers and their interests is set forth in CIRCOR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on March 1, 2019, CIRCOR’s Quarterly Reports on Form 10-Q for the fiscal periods ended March 31, 2019, June 30, 2019 and September 29, 2019 which were filed with the SEC on May 14, 2019, August 1, 2019 and November 13, 2019, respectively, CIRCOR’s proxy statement for its 2019 Annual Meeting of Stockholders, which was filed with the SEC on March 29, 2019, and in the Company’s other SEC filings, which can be found through the Company’s website (www.circor.com) in the section “Investors” or through the SEC’s website at www.sec.gov. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the Company’s 2020 Annual Meeting of Stockholders. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.circor.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 07, 2020                 CIRCOR INTERNATIONAL, INC.

/s/ Scott Buckhout
By:     Scott Buckhout

Title:	President and Chief Executive Officer